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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


The Board of Directors
Insci Corp.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ Mahoney Cohen Rashba & Pokart, CPA, PC
                                       --------------------------------------
                                       Mahoney Cohen Rashba & Pokart, CPA, PC



New York, New York
February 21, 1997